UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 13, 2009

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2009, Generex Biotechnology Corporation (the “Company”) entered into separate letter agreements (the “Agreements”) with each of the investors that purchased the Company’s 8% Senior Secured Convertible Notes (the “Notes”) pursuant to that certain Securities Purchase Agreement dated as of March 31, 2008, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (“Investors” or “Holders”).  Unless indicated otherwise, capitalized terms used in this Current Report on Form 8-K are defined in the Notes. The form of the Notes was filed as Exhibit 4.2 to the Company’s report on Form 8-K, filed with the Securities and Exchange Commission on April 2, 2008.

The Notes require the Company to pay the Investors on each applicable installment date set forth in the Notes the installment amount due on such date by electing (i) a Company Conversion if various conditions are satisfied, and/or (ii) a Company Redemption.

Background

As of the date hereof, one of the conditions to a Company Conversion has not been satisfied because the Company is not in compliance with the minimum bid price requirement of The NASDAQ Stock Market Marketplace Rule 4310(c)(4) (the “Listing Maintenance Equity Condition”).  As set forth in the Company’s Current Report on Form 8-K dated July 29, 2008, pursuant to separate agreements certain Investors waived the Company’s compliance with the Listing Maintenance Equity Condition as to the September 1, 2008 and August 1, 2008 installment dates under the Notes.  In addition, as set forth in the Company’s Current Report on Form 8-K dated December 23, 2008 (the “December Form 8-K”), pursuant to separate agreements each of the Investors waived satisfaction of the Listing Maintenance Equity Condition solely with respect to (a) the additional principal repayment of the Notes by the Company pursuant to a conversion on January 12, 2009, and (b) the February 1, 2009 installment date.

As set forth on the December Form 8-K, each such Investor agreed to waive (a) the “Event of Default” under Section 4(a)(xv) of the Notes with respect to the Company’s failure to meet the Net Cash Balance Test in respect of any and all periods prior to December 22, 2008, and (b) compliance by the Company with the Net Cash Balance Test  for the period from December 22, 2008  through January 30, 2009.

As of January 31, 2009, the Company’s failure to meet the Net Cash Balance Test under Section 4(a)(xv) of the Notes is an Event of Default.  In addition, the Company’s failure to procure Control Agreements as required under the separate agreements entered into with each of the Investors on December 22, 2008 constitutes a breach under each Investor’s Note which is not curable.  As a result of these covenant related (not payment related) Events of Default, each Holder may require the Company upon written notice to redeem all or any portion of its Note at a default redemption price as calculated pursuant to certain formulas set forth in the Note. Until the default redemption price (together with any interest thereon) is paid in full, the amount of any Note submitted for redemption (together with any interest thereon) may be converted, in whole or in part, by the Holder into shares of the Company’s common stock.

Material Terms of Separate February 13, 2009 Letter Agreements with Investors

On February 13, 2009, the Company entered into the Agreements with each of the Investors to address the non-compliance with the Listing Maintenance Equity Condition.  Pursuant to each of the Agreements, the Company and each Investor agreed to the following:

•    Such Investor agreed to waive satisfaction of only the Listing Maintenance Equity Condition solely with respect to (a) the installment amount payable on March 1, 2009, and (b) the March 1, 2009 installment date (the “March 1st Installment Date”).  Therefore, the Company will be entitled to pay the whole installment amount due on the March 1st Installment Date pursuant to a Company Conversion, if all other Equity Conditions are satisfied and the Company is otherwise permitted to effect a Company Conversion in accordance with the terms of such Investor’s Note.

•    Computation of the installment amount solely in respect of the March 1st Installment Date will be the product of (i) $1,927,333.42 multiplied by (ii) such Investor’s Holder Pro Rata Amount (as set forth in the Note), together with the sum of all accrued and unpaid interest as of the March 1, 2009 under such Investor’s Note (collectively, the “Applicable Installment Amount”).

•    The Pre-Installment Conversion Price in respect of the Applicable Installment Amount will be equal to the price which shall be computed as 90% of the arithmetic average of the volume weighted average price of the Company’s common stock on each of the twenty (20) consecutive trading days immediately preceding and including February 13, 2009 (to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such measuring period).

•    In accordance with Section 8(a) of such Investor’s Note, the Company will deliver the Pre-Installment Conversion Shares (which shall instead equal the number of shares of the Company’s common stock equal to the quotient of (i) the Applicable Installment Amount divided by (ii) the Pre-Installment Conversion Price (as computed as described above)) to such Holder no later than two trading days after February 13, 2009.

•    The Company Conversion Price in respect of the Applicable Installment Amount will be equal to the price which shall be computed as 90% of the arithmetic average of the volume weighted average price of the common stock on each of the fourteen (14) consecutive trading days immediately preceding and including March 6, 2009 (to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such measuring period).

•    The Company will deliver the number of shares of its common stock to be delivered pursuant to a Company Conversion (which Company Conversion shall occur on March 6, 2009 instead of March 1, 2009) in respect of the Applicable Installment Amount and the March 1st Installment Date, reduced by the number of the Pre-Installment Conversion Shares delivered in connection with the Applicable Installment Amount and the March 1st Installment Date, no later than March 9, 2009, and such delivery of such shares will be deemed timely and effective payment of the Applicable Installment Amount on the March 1st Installment Date if so delivered no later than March 9, 2009.

As of the date hereof, the covenant related defaults described above and various other covenant defaults under the Notes remain uncured.  However, the Company is actively engaged in separate negotiations with each Investor to achieve certain amendments and waivers with respect to such defaults to permit such Investor’s Note to be amortized, and interest thereunder to the paid, in full with Conversion Shares over the next five (5) months.

There can be no assurance that the Company’s efforts will be successful or that each of the Investors will agree to forbear from pursuing their individual rights and remedies under their respective Notes.

The foregoing summaries of the terms of the Agreements are subject to, and qualified in their entirety by, such document attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
10.1
Form of separate Letter Agreements dated as of February 13, 2009 and entered into by and between Generex Biotechnology Corporation and each of Cranshire Capital, L.P., Portside Growth and Opportunity Fund, Rockmore Investment Master Fund Ltd., Smithfield Fiduciary LLC, Iroquois Master Fund Ltd. and Iroquois Capital Opportunity Fund, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: February 17, 2009	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1
Form of separate Letter Agreements dated as of February 13, 2009 entered into by and between Generex Biotechnology Corporation and each of Cranshire Capital, L.P., Portside Growth and Opportunity Fund, Rockmore Investment Master Fund Ltd., Smithfield Fiduciary LLC, Iroquois Master Fund Ltd. and Iroquois Capital Opportunity Fund, LP.